UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2024

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC
Redeemable warrants, each 11.494 warrants exercisable for one share of common stock at an exercise price of $132.18 per share	CSSEL	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class Z Warrants to purchase Class A Common Stock	CSSEZ	OTC Markets

Item 7.01 Regulation FD Disclosure.

The Company is hereby furnishing the following information under Regulation FD:

On April 4, 2024, the Company notified U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Trustee (the “Trustee”), with respect to the Company’s 9.50% Notes due 2025 (the “Notes”), of the Company’s intent to make a special payment on April 30, 2024 (the “Special Distribution Date”) in the amount of $1,074,042.20, representing all accrued and unpaid interest that was due and not paid to the Note holders on the original interest payment due date of April 1, 2024 (an aggregate of $1,065,327.23), plus interest on such interest (an aggregate of $8,714.97) at the same rate prescribed by the Notes (the “Special Payment”). The record date for the Special Payment is April 16, 2024 (the “Special Record Date”). Subject to receipt of such funds from the Company, the Trustee will distribute an aggregate of $1,074,042.20 pro rata to holders as of the Special Record Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2024	Chicken Soup for the Soul Entertainment Inc.

	By:	/s/ William J. Rouhana, Jr.
William J. Rouhana, Jr.
Chief Executive Officer